[SQUIRE, SANDERS & DEMPSEY L.L.P. LETTERHEAD]


December 10, 1999


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

       RE: LIGHTPATH TECHNOLOGIES, INC. - FORM S-3 REGISTRATION STATEMENT

Ladies and Gentlemen:

     We have acted as counsel to LightPath Technologies, Inc., a Delaware corporation (the "Company"), in connection with its Registration Statement on Form S-3 (the "Registration Statement") filed under the Securities Act of 1933, as amended, pursuant to Rule 462(b) promulgated thereunder relating to the registration of 240,000 shares (the "Shares"), of its Class A Common Stock, $.01 par value (the "Common Stock"), underlying the Company's outstanding Class G and H Warrants (collectively, the "Warrants").

     In this capacity, we have examined resolutions adopted by the Company's Board of Directors authorizing the issuance and sale of the Shares, the Certificate of Incorporation, as amended, and Bylaws, as amended, of the Company. We have further examined such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion, including certificates of public officials and officers of the Company. For purposes of our opinion, we have assumed the availability of a number of authorized and unissued shares of the Company's Common Stock required to be issued upon the exercise of the Class G and H Warrants. We have further assumed that as of the date of each exercise, the Company continues to exist and is in good standing under the laws of its state of incorporation. Our opinion is based solely upon the General Corporation Law of the State of Delaware.

     Based upon the foregoing, we are of the opinion that, upon receipt by the Company of the consideration provided for upon exercise of the Class G and H Warrants and compliance with the respective terms of such warrants, the Shares, when issued and sold will be validly issued, fully paid and nonassessable.

     We acknowledge that we are referred to under the heading "Legal Matters" and "Interests of Named Experts and Counsel" in the prospectus incorporated by reference into the Registration Statement and we hereby consent to the use of our name in such Registration Statement. We further consent to the filing of this opinion as an exhibit to the Registration Statement and with any state regulatory agencies in such states as may require such filing in connection with the registration of the Shares for offer and sale in such states.

                               Respectfully submitted,

                               /s/ Squire, Sanders & Dempsey L.L.P.